UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.

PEMSTAR Inc. (Nasdaq: PMTR), announced on March 17, 2005, that it has entered into a settlement agreement with the plaintiffs in the securities class action lawsuit which has been pending since the Summer of 2002. The settlement has been preliminarily approved by the United States District Court for the District of Minnesota and is conditioned upon final approval by the Court after notice of the settlement is sent to class members. Under the terms of the $12 million settlement, PEMSTAR will pay $250,000 and the Company’s insurers will pay the remaining $11,750,000. Assuming that the Court grants final approval, the settlement will fully resolve these claims against PEMSTAR and several of its current and former officers and directors. The consolidated derivative lawsuits pending in Olmsted County have also been settled. The settlement is subject to both preliminary and final approval by the Olmsted County Court. This settlement requires PEMSTAR to enhance certain corporate governance policies and provides for payment of plaintiff’s attorney fees ordered by the Olmsted County District Court. Those fees will also be paid by PEMSTAR’s insurers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 17, 2005	PEMSTAR INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and
Chief Financial Officer